POWER OF ATTORNEY

Date: 	May 1, 2023

Know all by these presents, that the undersigned hereby constitutes and appoints John Bissell, Rich Riley, Nate Whaley and Joshua Lee of Origin Materials, Inc. (the "Company") and Ron Metzger, Kris Cachia and Michael Suyat of Cooley LLP, or any of them signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

1. prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

2. execute for and on behalf of the undersigned with respect to the Company, Schedules 13D and 13G and Forms 3, 4, and 5 in accordance with Sections 13 and 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedules 13D or 13G or Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming any of the undersigned's responsibilities to comply with Sections 13 and 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date first written above.

/s/ Craig A. Rogerson


FORM OF AUTHORIZATION LETTER

May 1, 2023

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549
Attn: Filing Desk
To Whom It May Concern:

By means of this letter I authorize John Bissell, Rich Riley, Nate Whaley and Joshua Lee of Origin Materials, Inc. and Ron Metzger, Kris Cachia and Michael Suyat of Cooley LLP, or any of them individually, to sign on my behalf all forms required under Section 16(a) of the Securities Exchange Act of 1934, as amended, relating to transactions involving the stock or derivative securities of Origin Materials, Inc. Any of these individuals is accordingly authorized to sign any Form ID, Form 3, Form 4, Form 5, or amendments to those forms that I am required to file with the same effect as if I had signed them myself.
This authorization will remain in effect until revoked in writing by me.

Yours truly,

/s/ Craig A. Rogerson